Exhibit 10.8

Collaboration Agreement on

the Establishment of Innovative Drug United Lab by Tsinghua

University (Department of Chemistry) and Jiangsu Simcere

Pharmaceutical R&D Co., Ltd.

Party A: Jiangsu Simcere Pharmaceutical R&D Co., Ltd.

Party B: Tsinghua University (Department of Chemistry)

1.	Collaboration Philosophy

1.1	Based on the principle of friendly collaboration, mutual benefits, exploitation of complementary advantages, co-development and the Win-Win, Jiangsu Simcere Pharmaceutical R&D Co., Ltd, a subsidiary company of Simcere Investments Group Ltd, and Tsinghua University (Department of Chemistry) hereby agree to establish a innovative drug united lab (the “Lab”)to combine Tsinghua University (Department of Chemistry)’s solid foundation about the innovative drug research and talents and the outstanding academic predominance with Simcere Investments Group Ltd’s financial and technical advantages.

1.2	Purpose of the Establishment of the Lab: Parties hereto cooperate with each other to carry out the research and development of innovative drug with independent intellectual property, including without limitation to designing and synthesizing the NCEs for the treatment of cancer, viral diseases and neurological diseases. It is estimated that several lead compounds will be obtained within the term of the collaboration. Series of biological tests will be carried out to determine the activity of these lead compounds and their derivatives. Parties hereto expect to apply, with the cooperation achievements, for the key technological research grant and the applied technology grant in Pharmaceutical industry of the local and national government.

2.	Organization

2.1	The Lab is an unincorporated body which is located in Tsinghua University and affiliated to Department of Chemistry of Tsinghua University.

2.2	The Lab is operated by the lab director which is under the leadership of the management committee. The management committee consists of six members, three from Party A and the other three from Party B. The director of the committee shall be appointed by Party B.

2.3	The management committee shall be responsible for the examination and approval of projects, financial issues and the decision-making about the overall work of the Lab and key projects.

2.4	The management committee shall have one director and one associate director to be responsible for the Lab’s daily management and the directing relevant researches. The Lab’s director shall be appointed by Party B while the associate director shall be appointed Party A.

3.	Responsibilities

•	Party A

3.1	During the term of this Agreement, Party A should provide at least RMB 6,000,000.00 to the Lab. The fund provided in the first year shall not be less than RMB 2,000,000.00 including the “initiation expenses” of RMB 500,000.00.The “daily operation expenses” for each year shall be RMB 400,000.00. The total research and development expenses shall be RMB 4,300,000.00.

Payment mode is listed as below:

3.1.1	Total RMB 900, 000.00 for the initiation expenses and the daily operation expenses of the first year shall be paid within two weeks as from the date this Agreement go into effect.

3.1.2	The daily operation expenses for the second year and third year shall be paid before 15th Jan, 2007 and 15th Jan, 2008 respectively.

3.1.3	The research and development expenses shall be paid after innovative drug research project or technique breakthrough project is approved by the management committee in accordance with relevant provisions of specific project agreement.

3.1.4	Party A promises that the fund provided accumulatively in the first year, 2006, shall not be less than RMB 2,000,000.00.

3.2	During the three-year term of this Agreement, the project application and relevant budget application shall be proposed by the lab director and approved by the management committee, and the research and development expenses shall be paid by Party A in accordance with relevant provisions of specific project agreement.

•	Party B

3.3	Party B shall supply the human resources, technologies and the site for the Lab.

3.4	Party B shall complete the research project approved by management committee, and shall assist Party A to commercialize the research project.

4	Ownership of Intellectual Property Right

4.1	The ownership of intellectual property rights owned by parties hereto before the establishment of the Lab shall remain unchanged.

4.2	The obligations, rights and benefits between parties hereto shall be decided in accordance with specific technological agreement signed by parties hereto after the establishment of the Lab.

5	Breach Liabilities

5.1	Party A shall undertake default liabilities in case Article 3.1 and 3.2 of this Agreement are violated.

5.2	Party B shall undertake default liabilities in case Article 3.3 and 3.4 of this Agreement are violated.

Party A or Party B shall be entitled to request the default party to undertake default liabilities, and shall be entitled to rescind this Agreement with a writing notice sent to the default party. In case the default party does not give its answer within 2 months as from the date it receive said written notice, this agreement shall be deemed as having been rescinded and the Lab shall also be dissolved at the same time.

6	Arbitration

Any dispute arising between parties hereto shall be first settled through friendly negotiation. In case said dispute cannot be settled through negotiation, parties here to may apply their respective superior entity to carry out mediation. In case parties hereto cannot reach an agreement through mediation, relevant dispute shall be submitted to Beijing Arbitration Commission for arbitration. This arbitration award shall be final, and bind parties hereto.

7	Restriction and Non-disclosure

7.1	Parties hereto shall not register any independent corporation or participate in any commercial activities beyond the stipulated scope in the name of the Innovative Drug United Lab of Tsinghua University (Department of Chemistry) and Jiangsu Simcere Pharmaceutical R&D Co., Ltd. Parties hereto shall safeguard both parties’ reputation and interests.

7.2	Either party shall keep any and all technology information and materials provided by the other party confidential. This clause shall survive whatever this agreement is amended, rescinded or terminated.

8	Term

The term of this Agreement shall be three years. This Agreement shall go into effect after being signed by both parties. Parties here to may negotiate on following matters 3 months before this Agreement expires:

8.1	in case the renewal requirements is satisfied, parties hereto may apply to their respective superior leader for the approval of the renewal of this Agreement;

8.2	in case the renewal requirements is not satisfied, parties hereto shall sign a separate termination agreement and dissolve the Lab. In case either party doesn’t sign the termination agreement within two months after the this Agreement expires, the other party shall be entitled to send a written notice to said party. In case said party does not answer said written notice within 1 month as from the date of receipt, this Agreement shall be deemed as having been rescinded and the Lab shall be dissolved.

8.3	In case the Lab cannot be operated any longer due to force majeure, this agreement may be terminated earlier if parties hereto agree.

9	Miscellaneous

9.1	Neither party is allowed to participate in any activities in the name of the Lab after this Agreement is terminated. Parties hereto shall safeguard the reputation and interests of both parties. This clause shall survive whatever this agreement is amended, rescinded or terminated.

9.2	Any amendments, supplements or alterations to this Agreement shall not go into effect unless made in the writing and signed by both parties (Party B shall get approval from competent authorities of Tsinghua University). Said documents shall have the same effect as that of this Agreement.

9.3	This Agreement shall be in 10 copies. Party A shall keep 4 copies and Party B shall keep 6 copies.

Jiangsu Simcere Pharmaceutical R&D Co Ltd

(seal)

Representative: (signature)

Correspondent: (signature)

Tsinghua University (Department of Chemistry)

(seal)

Representative: (signature)

Correspondent: (signature)